EXHIBIT 4.3

EIGHTH SUPPLEMENTAL INDENTURE

EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 21, 2005 is by and among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture referred to herein), and The Bank of New York as trustee under the Indenture referred to below (the “Trustee”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture.

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 12, 2002, and such Indenture was supplemented and amended by (i) the First Supplemental Indenture dated February 14, 2003, (ii) the Second Supplemental Indenture dated May 1, 2003, (iii) the Third Supplemental Indenture dated August 15, 2003, (iv) the Fourth Supplemental Indenture dated March 5, 2004, (v) the Fifth Supplemental Indenture dated August 30, 2004, (vi) the Sixth Supplemental Indenture dated September 27, 2004, and (vii) the Seventh Supplemental Indenture dated January 31, 2005;

WHEREAS, on August 12, 2002, the Company issued $250,000,000 aggregate principal amount of its 9% Senior Notes due 2012;

WHEREAS, on November 14, 2002, the Company issued $50,000,000 aggregate principal amount of its 9% Senior Notes due 2012;

WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the release of any Subsidiary Guarantor as provided for in the Indenture;

WHEREAS, the Board of Directors of the Company has designated 601541 N.B. Ltd. as a Restricted Subsidiary of the Company and desires to add the entity as a Subsidiary Guarantor under the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for the Notes), the Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into a supplemental indenture to the Indenture for the purpose of amending or supplementing any provisions of the Indenture (with certain exceptions not relevant to this Supplemental Indenture);

WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture to remove certain covenants and events of default as permitted by Section 9.02 of the Indenture;

WHEREAS, the Company has solicited consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated June 7, 2005 and the related Letter of Transmittal and Consent (which together constitute the “Tender Offer”);

WHEREAS, the Company (1) has received the consent of the Holders of more than 50% in aggregate principal amount of the outstanding Notes, (2) has delivered to the Trustee an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) has satisfied all other conditions required under Article 9 of the Indenture to enable the Company and the Trustee to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

1.1       This Eighth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

1.2        This Eighth Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE II

2.1      From this date, in accordance with Section 10.03 of the Indenture and by executing this Eighth Supplemental Indenture, 601541 N.B. Ltd., a New Brunswick corporation, is subject to the provisions of the Indenture as a Subsidiary Guarantor to the extent provided for in Article Ten thereunder.

ARTICLE III

AMENDMENTS TO INDENTURE

3.1        The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in their entirety: Section 4.02 (SEC Reports); Section 4.03 (Compliance Certificates); Section 4.04 (Maintenance of Office or Agency); Section 4.05 (Corporate Existence) Section 4.06 (Waiver of Stay, Extension or Usury Laws); Section 4.07 (Payment of Taxes and Other Claims); Section 4.08 (Maintenance of Properties and Insurance); Section 4.09 (Limitation on Incurrence of Additional Indebtedness); Section 4.10 (Limitation on Restricted Payments); Section 4.11 (Limitation on Sale of Assets); Section 4.12 (Limitation on Liens Securing Indebtedness); Section 4.13 (Limitation on Sale/Leaseback Transactions); Section 4.14 (Limitation on Payment Restrictions Affecting Subsidiaries); Section 4.15 (Limitation on Transactions with Affiliates); Section 4.16 (Change of Control); Section 5.01 (When Company May Merge, etc.) and each of subsections (4), (5), (6), (8) and (9) of Section 6.01 (Events of Default).

ARTICLE IV

MISCELLANEOUS

4.1        Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

4.2        Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

4.3        Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

“Effective as of June 21, 2005 certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Eighth Supplemental Indenture, dated as of June 21, 2005. Reference is hereby made to said Eighth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

4.4        This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

4.5        The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

4.6        The parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

4.7        The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Martha A. Burger
Name: Title:	Martha A. Burger Treasurer & Senior Vice President – Human Resources

SUBSIDIARY GUARANTORS:

601541 N.B. Ltd.
CHESAPEAKE ENERGY LOUISIANA
CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE OPERATING, INC.
CHESAPEAKE PRH CORP.
CHESAPEAKE SOUTH TEXAS CORP.
NOMAC DRILLING CORPORATION
OXLEY PETROLEUM CO.
CARMEN ACQUISITION, L.L.C.
CHESAPEAKE ACQUISITION, L.L.C.
CHESAPEAKE ENO ACQUISITION, L.L.C.
CHESAPEAKE EP, L.L.C.
CHESAPEAKE LAND COMPANY, L.L.C.
CHESAPEAKE ORC, L.L.C.
CHESAPEAKE PERMIAN ACQUISITION, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
GOTHIC PRODUCTION, L.L.C.
JOHN C. OXLEY, L.L.C.
MAYFIELD PROCESSING, LLC
MC MINERAL COMPANY, L.L.C.

By:	/s/ Martha A. Burger
Name: Title:	Martha A. Burger Treasurer & Vice President

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

CHESAPEAKE LOUISIANA, L.P.

CHESAPEAKE NFW, L.P.

CHESAPEAKE PERMIAN, L.P.

CHESAPEAKE SIGMA, L.P.

CHESAPEAKE ZAPATA, L.P.

CHESAPEAKE-STAGHORN ACQUISITION L.P.

By:	Chesapeake Operating, Inc., as general partner of each representative entity

By:	/s/ Martha A. Burger
Name: Title:	Martha A. Burger Treasurer & Senior Vice President – Human Resources

MIDCON COMPRESSION, L.P.

By: CHESAPEAKE ENERGY MARKETING, INC. as general partner

By:	/s/ Martha A. Burger
Name: Title:	Martha A. Burger Treasurer & Vice President

TRUSTEE:

THE BANK OF NEW YORK

By:	/s/
Name:
Title: